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EXHIBIT 23.1

      [LOGO]

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-16399 of CellNet Data Systems, Inc. on Form S-8 of our report dated February 2, 1998, appearing in this Annual Report on Form 10-K of CellNet Data Systems, Inc. for the year ended December 31, 1997.

/s/ DELOITTE & TOUCHE LLP
San Jose, California
March 5, 1998

                                   74 CELLNET